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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-183238

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

SUBJECT TO COMPLETION, DATED MARCH 11, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated August 10, 2012)

Cigna Corporation

$            % Senior Notes due 2025

        We are offering $            of our        % Senior Notes due 2025 (the "Notes").

        The Notes will bear interest at the rate of        % per year. Interest on the Notes is payable on                            and                         of each year, beginning                        , 2015. The Notes will mature on                        , 2025.

        We may redeem the Notes, in whole or in part, as described under the caption "Description of the Notes—Optional Redemption" in this prospectus supplement. If a change of control triggering event as described in this prospectus supplement under the caption "Description of the Notes—Change of Control Offer" occurs, we will be required to offer to repurchase all of the Notes at a repurchase price equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of repurchase.

        The Notes will be our senior unsecured obligations and will rank equally with all of our other existing and future senior unsecured indebtedness.

        The Notes will not be listed on any securities exchange. Currently, there is no public market for the Notes.

        Investing in the Notes involves certain risks. See "Special Note Regarding Forward-Looking Statements and Risk Factors" beginning on page S-ii of this prospectus supplement and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Note	Total

Public offering price(1)	$	$

Underwriting discount	$	$

Proceeds, before expenses, to Cigna Corporation(1)	$	$

(1)
Plus accrued interest, if any, from                        , 2015 to the date of delivery.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about                        , 2015.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	HSBC	Wells Fargo Securities

                            , 2015

        Neither we nor the underwriters have authorized any other person to provide you with different or additional information other than that contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any related free writing prospectus filed by the Company with the Securities and Exchange Commission (the "SEC"). We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of the date of this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein or therein, and the information in any free writing prospectus may only be accurate as of the date of such free writing prospectus. Our business, financial condition, results of operations and/or prospects may have changed since those dates.

Prospectus Supplement

Prospectus

S-i

        Unless otherwise mentioned or unless the context requires otherwise (including when describing the terms of the Notes), when used in this prospectus supplement and accompanying prospectus, the terms "Cigna," "Company," "we," "our" and "us" refer to Cigna Corporation and its consolidated subsidiaries. The "underwriters" refers to the financial institutions named in the "Underwriting" section of this prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTORS

        We have made forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Forward-looking statements may contain information about financial prospects, economic conditions, trends and other uncertainties. These forward-looking statements are based on management's beliefs and assumptions and on information available to management at the time the statements are or were made. Forward-looking statements may include, among others, statements concerning our business strategy, strategic or operational initiatives, including our ability to deliver improved health services outcomes and productivity for our customers and clients while lowering the costs of health care; future growth and expansion; future financial or operating performance; economic, regulatory or competitive environments; and our projected cash position, future pension funding and financing or capital deployment plans. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should," "will" or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

        By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Some factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

  •
  our ability to achieve our financial, strategic and operational plans or initiatives;

  •
  our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers;

  •
  our ability to identify potential strategic acquisitions or transactions or realize the expected benefits of such strategic transactions;

  •
  the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations;

  •
  the outcome of litigation, regulatory audits, investigations and actions and/or guaranty fund assessments;

  •
  uncertainties surrounding participation in government-sponsored programs such as Medicare; and

  •
  unfavorable industry, economic or political conditions.

        This list of important factors is not intended to be exhaustive. The discussion in our Annual Report on Form 10-K for the year ended December 31, 2014, including the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections therein includes both expanded discussion of these factors and additional risk factors and uncertainties that could affect the matters discussed in the forward-looking statements. Cigna does not assume any

S-ii

obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy all or any portion of this information at the SEC's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

        The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like Cigna, who file electronically with the SEC. The address of that site is www.sec.gov.

        Our website address is www.cigna.com. This reference to our website is intended to be an inactive textual reference only. Our website and the information contained therein or connected thereto are not incorporated by reference into this prospectus supplement or the accompanying prospectus, except for the SEC filings posted thereon that are referenced below.

        This prospectus supplement is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus supplement to any contract or other document of Cigna, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

        The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is contained directly in this prospectus supplement. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that Cigna has previously filed with the SEC and that are not delivered with this prospectus supplement. These documents contain important information about Cigna and its financial condition.

Cigna SEC Filings (File No. 001-08323)	Filing Dates
Annual Report on Form 10-K	For the year ended December 31, 2014, filed on February 26, 2015.
Current Report on Form 8-K	Filed on February 27, 2015 (Item 5.02 only).

        All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Item 2.02 or 7.01 in any Current Report on Form 8-K or related exhibits furnished pursuant to Item 9.01 of such form, unless such Current Report expressly provides that the information shall be incorporated by reference) between the date of this prospectus supplement and the termination of the offering of the Notes shall also be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as

S-iii

so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

        To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Cigna Corporation
900 Cottage Grove Road
Bloomfield, Connecticut 06002
Attention: Investor Relations
(860) 226-6000

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

S-iv

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information about Cigna and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase the Notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference herein prior to deciding whether to purchase the Notes.

 CIGNA CORPORATION

        Cigna Corporation, together with its subsidiaries, is a global health services organization dedicated to a mission of helping individuals improve their health, well-being and sense of security. To execute on our mission, Cigna's strategy is to "Go Deep", "Go Global" and "Go Individual" with a differentiated set of medical, dental, disability, life and accident insurance and related products and services offered by our subsidiaries. The majority of these products and services are offered through employers and other groups (e.g., governmental and non-governmental organizations, unions and associations). Cigna also offers commercial health and dental insurance, Medicare and Medicaid products and health, life and accident insurance coverages to individuals in the U.S. and selected international markets. In addition to its ongoing operations described above, Cigna also has certain run-off operations. Cigna had consolidated shareholders' equity of $10.8 billion and assets of $55.9 billion as of December 31, 2014, and revenues of $34.9 billion for the year ended December 31, 2014. Cigna was incorporated in the State of Delaware in 1981.

        Cigna is a holding company and is not an insurance company. Its subsidiaries conduct various businesses, which are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

        Cigna's principal executive offices are located at 900 Cottage Grove Road, Bloomfield, CT 06002. Our telephone number is (860) 226-6000.

 THE OFFERING

        The terms of the Notes are summarized below solely for your convenience. This summary is not a complete description of the Notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the Notes, see the discussion under the caption "Description of the Notes" beginning on page S-7 of this prospectus supplement.

Issuer	Cigna Corporation
Securities Offered	$ aggregate principal amount of % senior notes due 2025.
Maturity	The Notes will mature on , 2025.
Interest Payment Dates	Interest on the Notes will accrue from , 2015 and will be payable on and of each year, beginning , 2015.
Optional Redemption

At any time prior to        , 2025 (three months prior to the maturity date of the Notes), we may redeem the Notes, in whole or in part, at the redemption price described in this prospectus supplement. At any time on or after          , 2025 (three months prior to the maturity date of the Notes), we may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus any interest accrued but not paid to but excluding the date of redemption.

Ranking

The Notes will be our senior unsecured and unsubordinated obligations and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness and senior to all of our future subordinated indebtedness. The Notes will effectively rank junior to any of our existing and future secured indebtedness to the extent of the assets securing that indebtedness, and will be structurally subordinated to any indebtedness and other liabilities of our subsidiaries. See "Description of the Notes—Ranking."

Use of Proceeds

We intend to use the estimated $        million of net proceeds from this offering, after deducting underwriting discounts and estimated offering expenses from this offering, to redeem all of our outstanding 2.750% Senior Notes due 2016 and 8.50% Senior Notes due 2019, and for general corporate purposes. See "Use of Proceeds."

Change of Control—Redemption at the Option of the Holders

A Change of Control Triggering Event will be deemed to occur if both a Change of Control and a Below Investment Grade Rating Event (each as defined under "Description of the Notes—Change of Control Offer") occur with respect to the Notes, in which case, unless we have exercised our right to redeem the Notes, as described under "Description of the Notes—Optional Redemption," we will be required to make an offer to repurchase all of the Notes at a price equal to 101% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of repurchase. See "Description of the Notes—Change of Control Offer."

Covenants

The Senior Indenture for the Notes contains limitations on liens on common stock of our Designated Subsidiaries (as defined in the Senior Indenture) and limits our ability to consolidate with or merge with or into any other person (other than in a merger or consolidation in which we are the surviving person) or sell our property or assets as, or substantially as, an entirety to any person. These covenants are subject to important qualifications and limitations. See "Description of Debt Securities—Limitations on Liens on Common Stock of Designated Subsidiaries" and "—Consolidation, Merger and Sale of Assets" in the accompanying prospectus.

Minimum Denominations	The Notes will be issued and may be transferred only in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.
Risk Factors

For a discussion of factors you should carefully consider before deciding to purchase the Notes, see "Special Note Regarding Forward-Looking Statements and Risk Factors" beginning on page S-ii of this prospectus supplement and the "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2014 incorporated by reference in this prospectus supplement and the accompanying prospectus.

SELECTED FINANCIAL INFORMATION

        The following table sets forth our selected consolidated financial data for the years ended December 31, 2014, 2013, 2012, 2011 and 2010.

        The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in this prospectus supplement.

	2014	2013	2012	2011	2010
	(in millions)
Income Statement Data:
Revenues:
Premiums and fees and other revenues	$31,355	$29,176	$26,308	$19,210	$18,528
Net investment income	1,166	1,164	1,144	1,146	1,105
Mail order pharmacy revenues	2,239	1,827	1,623	1,447	1,420
Realized investment gains	154	213	44	62	75

Total Revenues	34,914	32,380	29,119	21,865	21,128

Benefits and Expenses:
Global Health Care medical claims expense	16,694	15,867	14,228	9,125	9,222
Other benefit expenses	4,640	4,998	3,672	3,365	3,011
Mail order pharmacy costs	1,907	1,509	1,328	1,203	1,169
Other operating expenses	8,369	7,830	7,414	6,296	5,924

Total Benefits and Expenses	31,610	30,204	26,642	19,989	19,326

Income before Income Taxes	3,304	2,176	2,477	1,876	1,802

Income taxes:
Current	1,232	501	719	398	331
Deferred	(22)	197	134	217	188

Total Taxes	1,210	698	853	615	519

Net income	2,094	1,478	1,624	1,261	1,283
Less: Income (loss) attributable to noncontrolling interests	(8)	2	1	1	4

Shareholders' net income	$2,102	$1,476	$1,623	$1,260	$1,279

Balance Sheet Data:
Total assets	$55,896	$54,336	$53,734	$50,697	$45,393
Long-term debt	$5,005	$5,014	$4,986	$4,990	$2,288
Shareholders' equity	$10,774	$10,567	$9,769	$7,994	$6,356

 USE OF PROCEEDS

        Our net proceeds from this offering are estimated to be approximately $            , after deducting underwriting discounts and estimated offering expenses.

        We intend to use the net proceeds from this offering to redeem all of our outstanding $600,000,000 in aggregate principal amount of 2.750% Senior Notes due 2016, which are scheduled to mature on November 15, 2016, and all of our outstanding $251,000,000 in aggregate principal amount of 8.50% Senior Notes due 2019, which are scheduled to mature on May 1, 2019, and for general corporate purposes. We estimate that the total amount of funds needed to pay the redemption prices will be approximately $936 million. The actual redemption price payable will be determined on the third business day prior to the redemption date based on the formulas and discount rates applicable to the securities to be redeemed.

        Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets. In the event the proceeds are greater than the redemption prices, we intend to use the remaining proceeds from this offering for general corporate purposes.

CAPITALIZATION

        The following table shows our capitalization on a consolidated basis as of December 31, 2014, and as adjusted for (i) the sale of $            aggregate principal amount of Notes offered by this prospectus supplement and (ii) the redemption of all of our 2.750% Senior Notes due 2016 and 8.50% Senior Notes due 2019. See "Use of Proceeds" in this prospectus supplement. You should read this table in conjunction with our consolidated financial statements and the related notes as of and for the year ended December 31, 2014, which are included in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	At December 31, 2014
	Actual	As Adjusted
	(in millions)
Long-term debt	$5,005	$

Shareholders' equity:
Common stock ($0.25 par value)	74		74
Additional paid-in capital	2,769		2,769
Accumulated other comprehensive loss	(936)		(936)
Retained earnings	10,289		10,289 (1)
Treasury stock, at cost	(1,422)		(1,422)

Total shareholders' equity	10,774		10,774

Total capitalization	$15,779	$

(1)
Does not give effect to costs assoicated with early extinguishment of the 2.750% Senior Notes due 2016 and 8.50% Senior Notes due 2019.

DESCRIPTION OF THE NOTES

        The Notes offered by this prospectus supplement are "senior debt securities" as described in the accompanying prospectus. This description supplements the description of the general terms and provisions of the debt securities found in the accompanying prospectus.

        Capitalized terms used and not otherwise defined below or elsewhere in this prospectus supplement or the accompanying prospectus are used with the respective meanings given thereto in the

Senior Indenture, dated as of August 16, 2006, between Cigna Corporation and U.S. Bank National Association (the "Trustee"), as amended and supplemented as of the closing date of this offering between Cigna Corporation and the Trustee (collectively, the "Senior Indenture"). In this "Description of the Notes" section, when we refer to "Cigna," "we," "our," or "us," we refer to Cigna Corporation not including its consolidated subsidiaries.

        The Senior Indenture does not restrict our ability to incur additional indebtedness, other than certain indebtedness secured by liens on common stock of our Designated Subsidiaries. The Senior Indenture contains negative covenants that apply to us; however, the limitation on liens and the limitation on consolidation, merger and sale of assets contain important exceptions. See "Description of Debt Securities—Limitations on Liens on Common Stock of Designated Subsidiaries" and "—Consolidation, Merger and Sale of Assets" in the accompanying prospectus.

General

        The Notes initially will be limited to $            aggregate principal amount.

        We may, without the consent of the holders of the Notes, issue additional Notes in the future, on the same terms and conditions (except that their issue price may, and their issue date will, vary) and with the same CUSIP number as the Notes being offered by this prospectus supplement; provided, however, that no such additional Notes may be issued under the Senior Indenture unless fungible for U.S. federal income tax purposes with the Notes offered hereby. Any such additional Notes will be treated as a single series of debt securities with the Notes offered hereby for all purposes under the Senior Indenture.

        We will issue the Notes only in fully registered form, without coupons, in denominations of $2,000 and multiples of $1,000 in excess thereof.

Interest; Maturity; No Sinking Fund

        The Notes will mature on                        , 2025, and will bear interest at a rate of        % per year. Interest on the Notes will accrue from March     , 2015, or from the most recent interest payment date to which interest has been paid or duly provided for. Interest on the Notes is payable semi-annually in arrears on                and                of each year, beginning                        , 2015.

        The Notes are not subject to any sinking fund provision.

        In each case, we:

  •
  will pay interest to the person in whose name a Note is registered at the close of business on the fifteenth calendar day prior to the relevant interest payment date;

  •
  will compute interest on the basis of a 360-day year consisting of twelve 30-day months;

  •
  will make payments on the Notes held in certificated form at the designated office of the Trustee; and

  •
  may make payments by wire transfer for Notes held in book-entry form or by check mailed to the address of the person entitled to the payment as it appears in the note register.

        If any interest payment date or maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable from and after such interest payment date or maturity or redemption date, as the case may be, to such next business day. "Business day" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed.

Ranking

        The Notes will be our senior unsecured and unsubordinated obligations, and rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness. The Notes will effectively rank junior to any existing or future secured and unsubordinated indebtedness to the extent of the value of the assets securing such indebtedness.

        Because a significant part of our operations are conducted through subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the Notes, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.

        In addition, holders of the Notes will have a junior position to claims of creditors against our subsidiaries, including policyholders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of our subsidiary. Any claims of the Company as the creditor of its subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

        In addition to general state law restrictions on payments of dividends and other distributions to shareholders applicable to all corporations, HMOs and insurance companies, including some of Cigna's indirect subsidiaries, are subject to further state regulations that, among other things, may require those companies to maintain certain levels of equity, and restrict the amount of dividends and other distributions that may be paid to the Company.

Optional Redemption

        At any time prior to                    , 2025 (three months prior to the maturity date of the Notes), we may redeem the Notes, in whole or in part, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the Notes to be redeemed, and

  •
  the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the redemption date) on the Notes to be redeemed from the redemption date to the maturity date discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus                        basis points, plus accrued and unpaid interest, if any, on the Notes being redeemed to but excluding the redemption date.

        At any time on or after                    , 2025 (three months prior to the maturity date of the Notes), we may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus any interest accrued but not paid to but excluding the date of redemption.

        "Comparable Treasury Issue" means the United States Treasury security selected by an "Independent Investment Banker" as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

        "Comparable Treasury Price" means, with respect to any redemption date for the Notes, the average of all Reference Treasury Dealer Quotations obtained.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with us.

        "Reference Treasury Dealer" means each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and their successors. If any Reference Treasury Dealer ceases to be a primary U.S. government securities dealer in the United States (a "Primary Treasury Dealer"), we will substitute another Primary Treasury Dealer for that dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date for the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month), or (2) if the release referred to in clause (1) (or any successor release) is not published during the week preceding the calculation date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

        The Treasury Rate will be calculated on the third business day preceding the redemption date.

        Notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed.

        Unless we default in payment of the redemption price, interest will cease to accrue on the Notes called for redemption on and after the redemption date.

Change of Control Offer

        If a Change of Control Triggering Event (as defined below) occurs with respect to the Notes, unless we have exercised our right to redeem the Notes in full, as described under "Optional Redemption" above, we will make an offer to each holder (the "Change of Control Offer") to repurchase any and all of such holder's Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest thereon to the date of repurchase (the "Change of Control Payment").

        Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to holders of the Notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no less than 30 days and no more than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Notes and described in such notice.

        We must comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control repurchase provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control repurchase provisions of the Notes by virtue of such conflicts. We will not be required to offer to repurchase the Notes upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases on the applicable date all Notes properly tendered and not withdrawn under its offer; provided that for all purposes of the Notes and the Senior Indenture, a failure by such third party to comply with the requirements of such offer and to complete such offer shall be treated as a failure by us to comply with our obligations to offer to purchase the Notes, unless we promptly make an offer to repurchase the Notes, at 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon, to the date of repurchase, which shall be no later than 30 days after the third party's scheduled Change of Control Payment Date.

        On the Change of Control Payment Date, we will, to the extent lawful:

  •
  accept or cause a third party to accept for payment all Notes properly tendered pursuant to the Change of Control Offer;

  •
  deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes properly tendered; and

  •
  deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officer's certificate stating the principal amount of the Notes being purchased.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Cigna and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Cigna and its subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) may be uncertain.

        For purposes of the foregoing discussion of the applicable Change of Control provisions, the following definitions are applicable:

        "Below Investment Grade Rating Event" means the Notes are rated below all Investment Grade Ratings by at least two of the three Rating Agencies on any date from the earlier of (1) the occurrence of a Change of Control and (2) public notice of our intention to effect a Change of Control, in each case until the end of the 60-day period following public notice of the occurrence of the Change of Control; provided, however, that if (a) during such 60-day period, one or more Rating Agencies has publicly announced that it is considering the possible downgrade of the Notes and (b) a downgrade by each of the Rating Agencies that has made such an announcement would result in a Below Investment Grade Rating Event, then such 60-day period shall be extended for such time as the rating of the Notes by any such Rating Agency remains under publicly announced consideration for possible downgrade to a rating below an Investment Grade Rating and a downgrade by such Rating Agency to a rating below an Investment Grade Rating could cause a Below Investment Grade Rating Event. Notwithstanding the foregoing, a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a rating event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at our or the Trustee's request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the rating event).

        "Change of Control" means the occurrence of any of the following:

  (1)
  direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Cigna and its subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Cigna or one of its subsidiaries;

  (2)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than Cigna or one of its subsidiaries becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Cigna's voting stock; or

  (3)
  the first day on which a majority of the members of Cigna's Board of Directors are not Continuing Directors;

provided, however, that a transaction will not be deemed to involve a Change of Control if (A) we become a wholly owned subsidiary of a holding company and (B)(x) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Cigna's voting stock immediately prior to that transaction or (y) immediately following that transaction no Person is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. For purposes of this definition, "voting stock" means capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of Cigna, even if the right to vote has been suspended by the happening of such a contingency.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

        "Continuing Director" means, as of any date of determination, any member of the Board of Directors of Cigna who (1) was a member of the Board of Directors of Cigna on the date of the issuance of the Notes; or (2) was nominated for election or elected to the Board of Directors of Cigna with the approval of a majority of the Continuing Directors who were members of such Board of Directors of Cigna at the time of such nomination or election (either by specific vote or by approval of Cigna's proxy statement in which such member was named as a nominee for election as a director).

        "Fitch" means Fitch Ratings Inc. and its successors.

        "Investment Grade Rating" means a rating by Moody's equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody's), a rating by S&P equal to or higher than BBB– (or the equivalent under any successor rating category of S&P), a rating by Fitch equal to or higher than BBB– (or the equivalent under any successor rating category of Fitch), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of "Rating Agencies."

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Rating Agencies" means (1) Moody's, S&P and Fitch; and (2) if any or all of Moody's, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act, that we select (pursuant to a resolution of the Cigna Board of Directors) as a replacement agency for any of Moody's, S&P or Fitch, or all of them, as the case may be, with respect to the Notes.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Defeasance and Covenant Defeasance

        The full defeasance and covenant defeasance provisions of the Senior Indenture described in the accompanying prospectus under "Description of Debt Securities—Defeasance and Covenant Defeasance" will apply to the Notes.

Global Notes; Book-Entry System

  Global Notes

        The Notes will be issued initially in book-entry form and will be represented by one or more global notes in fully registered form without interest coupons which will be deposited with the Trustee as custodian for The Depository Trust Company, which we refer to as "DTC", and registered in the name of Cede & Co. or another nominee designated by DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for certificated Notes except in the limited circumstances described below.

        All interests in the global notes will be subject to the rules and procedures of DTC.

        Investors in the global notes may hold their interests therein directly through DTC, if they are participants in such system or indirectly through such organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream will hold interests in the global notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank, S.A./N.V., as operator of Euroclear, and Clearstream Banking, S.A., as operator of Clearstream. The depositaries, in turn, will hold interests in the global notes in customers' securities accounts in the depositaries' names on the books of DTC. All interests in a global note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of those systems.

  Certain Book-Entry Procedures for the Global Notes

        The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. Neither we, the Trustee, nor the underwriters take any responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

        DTC has advised us that it is:

  •
  a limited-purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code, as amended; and

  •
  a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers (including one or more of the underwriters), banks and trust companies, clearing corporations and certain other organizations.

Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, which we refer to collectively as the "indirect participants," that clear through or maintain a custodial relationship with a participant either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

        We expect that, pursuant to procedures established by DTC:

  •
  upon deposit of each global note, DTC will credit, on its book-entry registration and transfer system, the accounts of participants designated by the underwriters with an interest in the global note; and

  •
  ownership of beneficial interests in the global notes will be shown on, and the transfer of ownership of beneficial interests in the global notes will be effected only through, records maintained by DTC (with respect to the interests of participants) and the participants and the indirect participants (with respect to the interests of persons other than participants).

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer beneficial interests in the Notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person holding a beneficial interest in a global note to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical security in respect of that interest.

        So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee, as the case may be, will be considered the sole legal owner or holder of the Notes represented by that global note for all purposes of the Notes and the Senior Indenture. Except as provided below, owners of beneficial interests in a global note will not be entitled to have the Notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders of the Notes represented by that beneficial interest under the Senior Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of Notes under the Senior Indenture or that global note. We understand that under existing industry practice, in the event that we request any action of holders of Notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of that global note, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through those participants to take that action or would otherwise act upon the instruction of those holders. Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC or for maintaining, supervising or reviewing any records of DTC relating to the Notes.

        Payments with respect to the principal of and interest on a global note will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note under the Senior Indenture. Under the terms of the Senior Indenture, we and the Trustee may treat the persons in whose names the Notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the Trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a global note. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants and indirect participants and not of DTC.

        Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Clearstream and Euroclear have provided us with the following information and neither we nor the underwriters take any responsibility for its accuracy:

        Clearstream.    Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Clearstream's U.S. participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

        Distributions with respect to Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Euroclear.    Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A/N.V. under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear operator is a Belgian bank. As such it is regulated by the National Bank of Belgium.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

        Euroclear has further advised us that investors who acquire, hold and transfer interests in the Notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities certificates.

        Global Clearance and Settlement Procedures.    Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Notes through DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time zone differences, credits of Notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

        We obtained the information in this section and elsewhere in this prospectus supplement concerning DTC and its book-entry system, Clearstream and Euroclear from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information.

Certificated Notes

        We will issue certificated notes in fully registered form to each person that DTC identifies as the beneficial owner of the Notes represented by the global securities upon surrender by DTC of the global securities only if:

  •
  DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

  •
  an event of default has occurred and is continuing; or

  •
  we determine not to have the Notes represented by a global security.

        Neither we nor the Trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related Notes. We and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued in certificated form.

 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain of the material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the Notes. This discussion only applies to Notes that meet both of the following conditions:

  •
  they are purchased by those initial holders who purchase Notes at their "issue price," which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Notes is sold for money; and

  •
  they are held as capital assets.

        This discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as:

  •
  certain financial institutions;

  •
  insurance companies;

  •
  dealers in securities;

  •
  traders in securities that elect the mark-to-market method of accounting with respect to their securities holdings;

  •
  persons holding Notes as part of a "straddle" or integrated transaction;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

  •
  persons subject to the alternative minimum tax; or

  •
  tax-exempt organizations.

        This discussion is based on the Internal Revenue Code of 1986 (the "Code"), as amended to the date hereof, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This summary does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state or local tax consequences of the purchase, ownership or disposition of the Notes, or any United States federal tax considerations other than income taxation (such as estate or gift taxation or unearned income Medicare contribution taxation under Section 1411 of the Code). Persons considering the purchase of Notes are urged to consult their tax advisers regarding the U.S. federal, state, local or foreign income and other tax considerations of the purchase, ownership and disposition of the Notes.

Tax Consequences to U.S. Holders

        As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

        The term "U.S. Holder" also includes certain former citizens and residents of the United States.

  Potential Contingent Payment Debt Treatment

        Under certain circumstances, we may pay holders of Notes amounts in excess of the stated interest and principal payable on the Notes or may pay amounts prior to the normally scheduled payment dates. For instance, upon the occurrence of a Change of Control Triggering Event, we would generally be required to repurchase, at the holder's election, the Notes at 101% of their principal amount plus accrued and unpaid interest. We intend to take the position that the possibility that we may be required to make any of these payments does not result in the Notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Our position is not binding on the Internal Revenue Service (the "IRS"). If the IRS successfully takes a contrary position, beneficial owners of Notes would be required to treat any gain recognized on the sale or other disposition of the Notes as ordinary income rather than as capital gain. In addition, U.S. Holders would be required to accrue interest income on a constant yield basis at an assumed yield determined at the time of issuance of the Notes, with adjustments to such accruals when any contingent payments are made that differ from the payments calculated based on the assumed yield. Potential investors should consult their tax advisers regarding the tax consequences of the Notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments.

  Payments of Interest

        It is expected, and the following discussion assumes, that the Notes will be issued without original issue discount for U.S. federal income tax purposes. Accordingly, interest paid on a Note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the holder's method of accounting for U.S. federal income tax purposes.

  Sale, Exchange or Retirement of the Notes

        Upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder's adjusted tax basis in the Note (generally, its cost). For these purposes, the amount realized does not include any amount attributable to accrued, but unpaid, interest which will be treated as interest as described under "—Payments of Interest" above. Gain or loss realized on the sale, exchange or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange or retirement the Note has been held for more than one year. Long-term capital gains of individuals, estates and trusts currently may qualify for taxation at a lower rate than ordinary income. The deductibility of capital losses may be subject to limitation.

  Backup Withholding and Information Reporting

        Information returns will generally be filed with the IRS in connection with payments on the Notes and the proceeds from a sale or other disposition of the Notes. A U.S. Holder will be subject to U.S. backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

        As used herein, the term "Non-U.S. Holder" means a beneficial owner of a Note that is for U.S. federal income tax purposes:

  •
  an individual who is classified as a nonresident for U.S. federal income tax purposes;

  •
  a foreign corporation; or

  •
  a foreign estate or trust.

        The term "Non-U.S. Holder" does not include an individual present in the United States for 183 days or more in the taxable year of disposition of a Note. Such a holder is urged to consult his or her tax adviser regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of a Note.

        Subject to the discussion below concerning backup withholding and FATCA:

  •
  Payments of interest on the Notes by us or any paying agent that are made to any Non-U.S. Holder and that are not effectively connected with a U.S. trade or business of such Non-U.S. Holder will not be subject to a 30% U.S. federal withholding tax, provided that,

  •
  the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and

  •
  the certification requirement described below has been fulfilled with respect to the Non-U.S. Holder, as discussed below.

  •
  A Non-U.S. Holder will not be subject to U.S. federal income tax with respect to gain realized on the disposition of a Note unless the gain is effectively connected with the conduct by the holder of a trade or business in the United States, subject to an applicable income tax treaty providing otherwise.

        The certification requirement described above generally will be satisfied if the Non-U.S. Holder certifies on IRS Form W-8BEN or W-8BEN-E, under penalties of perjury, that it is not a United States person.

        If a Non-U.S. Holder is engaged in a trade or business in the United States, and if income or gain on the Note is effectively connected with the conduct of this trade or business, the Non-U.S. Holder, although exempt from the withholding tax referred to above, will generally be taxed in the same manner as a U.S. Holder (see "—Tax Consequences to U.S. Holders," above), subject to an applicable income tax treaty providing otherwise, except that the holder will, in the case of interest, generally be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. These holders should consult their tax advisers with respect to other U.S. tax consequences of the ownership and disposition of Notes, including the possible imposition of a 30% branch profits tax if the holder is a corporation.

  Backup Withholding and Information Reporting

        Information returns will generally be filed with the IRS in connection with interest payments on the Notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a disposition of the Notes and the Non-U.S. Holder may be subject to backup withholding with respect to payments on the Notes or on the proceeds from a disposition of the Notes. Compliance with the certification procedures required to claim the exemption from withholding tax on interest referred to above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

  FATCA

        Sections 1471 through 1474 of the Code, commonly referred to as "FATCA," impose a 30% U.S. federal withholding tax on (i) U.S.-source interest (including interest paid on the Notes) and (ii) the gross proceeds from the sale or other disposition of an obligation that produces U.S.-source interest (including the sale, exchange, redemption, retirement or other taxable disposition of the Notes) after December 31, 2016, in each case, paid to certain foreign entities, either as beneficial owners or as intermediaries, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners, and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Future United States Treasury Regulations or other guidance may modify these requirements. In addition, an intergovernmental agreement between the United States and the country of residence of a foreign entity may provide for different rules. If you hold the Notes through a non-U.S. intermediary or if you are a Non-U.S. Holder, you are encouraged to consult with your own tax adviser regarding the implications of FATCA on an investment in the Notes.

UNDERWRITING

        J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint book-running managers of the offering and as representatives of the underwriters named below.

        Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter's name.

Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
HSBC Securities (USA) Inc.
Wells Fargo Securities, LLC
Total	$

        The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to the receipt of legal opinions by counsel covering the validity of the Notes and to other conditions. The underwriters are obligated to purchase all the Notes if they purchase any of the Notes. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The underwriters propose to offer some of the Notes directly to the public at the offering price set forth on the cover page of this prospectus supplement and may offer some of the Notes to dealers at the offering price less a concession not to exceed        % of the principal amount of the Notes. The underwriters may allow, and dealers may reallow, a concession not to exceed         % of the principal amount of the Notes on sales to other dealers. After the initial offering of the Notes to the public, the representatives may change the offering price and other selling terms.

        The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or automated quotation system. We have been advised by the underwriters that they intend to make a market in the Notes, but the underwriters are not obligated to do so and may discontinue market making at any time without notice. We can give no assurance as to the liquidity of, or the trading market for, the Notes.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by Cigna Corporation
Per Note		%

        In connection with the offering, the representatives may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or postponing a decline in the market price of the Notes while the offering is in progress.

        The representatives also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representative responsible for stabilizing activities on behalf of the syndicate, in covering syndicate short positions or making stabilizing purchases, repurchases Notes originally sold by that syndicate member.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The representatives may conduct these transactions in the over-the-counter market or otherwise. If the representatives commence any of these transactions, they may discontinue them at any time without notice.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        The Company estimates that its share of the total expenses of the offering, excluding underwriting discounts, will be approximately $1,868,630.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us. They have received, and in the future may receive, customary fees and commissions for these transactions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In connection with our revolving credit and letter of credit facility, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as joint lead arrangers and joint book managers and JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, and Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as syndication agents. In addition, affiliates of each underwriter are lenders under the revolving credit and letter of credit facility and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are dealers under our commercial paper facility.

        Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby.

        We expect to deliver the Notes against payment for the Notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the seventh business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or in the next three succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+7, to specify alternative settlement arrangements to prevent a failed settlement.

Selling Restrictions

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

          (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          (b)   to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the book-running manager for any such offer; or

          (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

        Each underwriter has represented and agreed that:

          (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

          (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

        The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in this prospectus supplement or the accompanying prospectus being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

        The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the "FIEL") and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

        Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, none of this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may be circulated or distributed, nor may any Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the Trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

VALIDITY OF THE NOTES

        The validity of the Notes offered hereby will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York. Simpson Thacher & Bartlett LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

BENEFIT PLAN INVESTOR CONSIDERATIONS

        Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

        In addition, Cigna and certain of its affiliates, including Connecticut General Life Insurance Company and Life Insurance of North America, may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Code, with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Notes are acquired by or with the assets of a Plan with respect to which Cigna or any of its affiliates is a service provider or other party in interest, unless the Notes are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available.

        Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, regarding transactions for adequate consideration with parties in interest that are not fiduciaries (the "service-provider exemption"), and five prohibited transaction class exemptions ("PTCEs") issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions in the Notes.

        Because Cigna or its affiliates may be considered a party in interest or disqualified person with respect to Plans, the Notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Notes will be deemed to have represented, in its corporate and, as applicable, fiduciary capacity, by its purchase and holding of the Notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Notes on behalf of or with "plan assets" of any Plan or with any assets of a governmental, church or non-U.S. plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code ("Similar Laws") or (b) its purchase, holding and disposition of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any Similar Laws.

        Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with "plan assets" of any Plan or plan subject to Similar Laws consult with their counsel regarding the availability of exemptive relief under the service-provider exemption or PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14 or similar exemptions under Similar Laws. Purchasers of the Notes have exclusive responsibility for ensuring that their purchase and holding of the Notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any Notes to a Plan, Plan-Asset Entity or plan subject to Similar Laws is in no respect a representation by Cigna or any of its affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to investments by, any such plan generally or any particular plan.

Cigna Corporation

Debt Securities (Senior, Subordinated, Junior Subordinated)
Common Stock
Preferred Stock
Warrants
Purchase Contracts
Units

        Cigna Corporation may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we may determine at the time of the offering. We will provide the specific terms of the securities in supplements to this prospectus. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of the Company or debt or equity securities of one or more other entities. You should read this prospectus and any related prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "CI".

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        You should carefully consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, before you invest in any of our securities.

        Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 10, 2012.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

        Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms "Cigna," "we," "our" and "us" refer to Cigna Corporation and its consolidated subsidiaries, and the term the "Company" refers to Cigna Corporation, not including its consolidated subsidiaries. Unless the context otherwise requires, "including" means including without limitation.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," using a "shelf" registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and other material terms of the securities being offered at that time. The prospectus supplement and any applicable pricing supplement may also add, update or change the information in this prospectus. You should read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under the heading "Where You Can Find More Information."

 SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTORS

        We have made forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus. Forward-looking statements may contain information about financial prospects, economic conditions, trends and other uncertainties. These forward-looking statements are based on management's beliefs and assumptions and on information available to management at the time the statements are or were made. Forward-looking statements include but are not limited to the information concerning, possible or assumed future business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, trends, and in particular, Cigna's productivity initiatives, litigation and other legal matters, operational improvement in the health care operations, and the outlook for Cigna's results. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should" or similar expressions.

        You should not place undue reliance on these forward-looking statements. Cigna cautions that actual results could differ materially from those that management expects, depending on the outcome of certain factors. Some factors that could cause actual results to differ materially from the forward-looking statements include:

  1.
  increased medical costs that are higher than anticipated in establishing premium rates in the Company's Health Care operations, including increased use and costs of medical services;

  2.
  increased medical, administrative, technology or other costs resulting from new legislative and regulatory requirements imposed on the Company's businesses;

  3.
  challenges and risks associated with implementing operational improvement initiatives and strategic actions in the ongoing operations of the businesses, including those related to: (i) growth in targeted geographies, product lines, buying segments and distribution channels, (ii) offering products that meet emerging market needs, (iii) strengthening underwriting and pricing effectiveness, (iv) strengthening medical cost results and a growing medical customer base, (v) delivering quality service to customers and health care professionals using effective technology solutions, and (vi) lowering administrative costs;

  4.
  adverse changes in state, federal and international laws and regulations, including health care reform legislation and regulation that could, among other items, affect the way the Company does business, increase costs, limit the ability to effectively estimate, price for and manage medical costs, and affect the Company's products, services, market segments, technology and processes;

  5.
  the ability to successfully complete the integration of acquired businesses, including the acquired HealthSpring businesses by, among other things, operating Medicare Advantage coordinated care plans and HealthSpring's prescription drug plan, retaining and growing the customer base, realizing revenue, expense and other synergies, renewing contracts on competitive terms, successfully leveraging the information technology platform of the acquired businesses, and retaining key personnel;

  6.
  the ability of the Company to execute its growth plans by successfully leveraging its capabilities and those of the businesses acquired in serving the Seniors segment and the Company's other market segments, including through successful execution of the Company's physician engagement strategy;

  7.
  the possibility that the acquired HealthSpring business may be adversely affected by economic, business and/or competitive factors, or by federal and/or state regulation, including health care reform, reductions in funding levels for Medicare programs, and potential changes in risk adjustment data validation audit and payment adjustment methodology;

  8.
  risks associated with pending and potential state and federal class action lawsuits, disputes regarding reinsurance arrangements, other litigation and regulatory actions challenging the Company's businesses, including disputes related to payments to health care professionals, government investigations and proceedings, tax audits and related litigation, and regulatory market conduct and other reviews, audits and investigations;

  9.
  heightened competition, particularly price competition, that could reduce product margins and constrain growth in the Company's businesses, primarily the Health Care business;

  10.
  risks associated with the Company's mail order pharmacy business that, among other things, include any potential operational deficiencies or service issues as well as loss or suspension of state pharmacy licenses;

  11.
  significant changes in interest rates or sustained deterioration in the commercial real estate markets;

  12.
  downgrades in the financial strength ratings of the Company's insurance subsidiaries, that could, among other things, adversely affect new sales and retention of current business; downgrades in financial strength ratings of reinsurers, that could result in increased statutory reserves or capital requirements of the Company's insurance subsidiaries;

  13.
  limitations on the ability of the Company's insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries' financial strength ratings, changes in statutory reserve or capital requirements or other financial constraints;

  14.
  inability of the hedge programs adopted by the Company to substantially reduce equity market and certain interest rate risks in the run-off reinsurance operations;

  15.
  adjustments to the reserve assumptions (including lapse, partial surrender, mortality, interest rates and volatility) used in estimating the Company's liabilities for reinsurance contracts covering guaranteed minimum death benefits under certain variable annuities;

  16.
  adjustments to the assumptions (including interest rates, annuity election rates and amounts collectible from reinsurers) used in estimating the Company's assets and liabilities for reinsurance contracts covering guaranteed minimum income benefits under certain variable annuities;

  17.
  significant stock market declines, that could, among other things, result in increased expenses for guaranteed minimum income benefit contracts, guaranteed minimum death benefit contracts and the Company's pension plans in future periods as well as the recognition of additional pension obligations;

  18.
  significant deterioration in economic conditions and significant market volatility, that could have an adverse effect on the Company's operations, investments, liquidity and access to capital markets;

  19.
  significant deterioration in economic conditions and significant market volatility, that could have an adverse effect on the businesses of our customers (including the amount and type of health care services provided to their workforce, loss in workforce and our customers' ability to pay their obligations) and our vendors (including their ability to provide services);

  20.
  amendments to income tax laws, that could affect the taxation of employer-provided benefits, the taxation of certain insurance products such as corporate-owned life insurance, or the financial decisions of individuals whose variable annuities are covered under reinsurance contracts issued by the Company;

  21.
  potential public health epidemics, pandemics, natural disasters and bio-terrorist activity, that could, among other things, cause the Company's covered medical and disability expenses, pharmacy costs and mortality experience to rise significantly, and cause operational disruption, depending on the severity of the event and number of individuals affected;

  22.
  risks associated with security or interruption of information systems, that could, among other things, cause operational disruption;

  23.
  challenges and risks associated with the successful management of the Company's outsourcing projects or key vendors; and

  24.
  the unique political, legal, operational, regulatory and other challenges associated with expanding our business globally.

        This list of important factors is not intended to be exhaustive. Other sections of Cigna's most recent Current Report on Form 8-K filed on August 8, 2012, our Annual Report on Form 10-K, including the "Risk Factors" section, our Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012 and other documents filed with the Securities and Exchange Commission include both expanded discussion of these factors and additional risk factors and uncertainties that could preclude Cigna from realizing the forward-looking statements. Cigna does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy all or any portion of this information at the SEC's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

        The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Cigna, who file electronically with the SEC. The address of that site is www.sec.gov.

        Our Internet website address is www.cigna.com. This reference to our website is intended to be an inactive textual reference only. Our website and the information contained therein or connected thereto are not incorporated by reference into this prospectus.

        This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of Cigna, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents set forth below that Cigna has previously filed with the SEC and that are not delivered with this prospectus. These documents contain important information about Cigna and its financial condition.

CIGNA SEC Filings (File No. 1-8323)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2011
Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, 2012 and June 30, 2012
Annual Proxy Statement	Filed on March 16, 2012
Current Reports on Form 8-K	Filed on January 31, 2012, March 22, 2012, April 16, 2012, May 1, 2012, and August 8, 2012

        All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of securities under this prospectus shall also be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Cigna Corporation
Two Liberty Place, 1601 Chestnut Street
Philadelphia, PA 19192
Attention: Investor Relations
(215) 761-1000

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

CIGNA CORPORATION

        Cigna is a global health service organization with subsidiaries that are major providers of medical, dental, disability, life and accident insurance and related products and services. In the U.S., the majority of these products and services are offered through employers and other groups (e.g. unions and associations) and in selected international markets, Cigna offers supplemental health, life and accident insurance products, expatriate benefits and international health care coverage and services to businesses, governmental and non-governmental organizations and individuals. In addition to its ongoing operations described above, Cigna also has certain run-off operations, including a Run-off Reinsurance segment. Cigna Corporation had consolidated shareholders' equity of $9.02 billion and assets of $53.55 billion as of June 30, 2012, and revenues of $14.25 billion for the six months then ended. Cigna Corporation was incorporated in the State of Delaware in 1981.

        Cigna Corporation is a holding company and is not an insurance company. Its subsidiaries conduct various businesses, which are described in our most recent Annual Report on Form 10-K.

        Cigna Corporation's principal executive offices are located at 900 Cottage Grove Road, Bloomfield, CT 06002. Our telephone number is (860) 226-6000.

        For additional information concerning Cigna, please see our most recent Annual Report on Form 10-K, our Current Report on Form 8-K filed on August 8, 2012 and our other filings with the SEC. See "Where You Can Find More Information."

USE OF PROCEEDS

        Unless we inform you otherwise in a prospectus supplement or "free writing prospectus", the net proceeds from the sale of the securities will be added to Cigna's general funds and used for general corporate purposes, including the repayment of indebtedness.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the debt securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        The senior debt securities are to be issued under an indenture (the "Senior Indenture") entered into between Cigna Corporation and U.S. Bank National Association, as trustee. The subordinated debt securities are to be issued under a separate indenture (the "Subordinated Indenture") also between Cigna Corporation and U.S. Bank National Association, as trustee. The junior subordinated debt securities are to be issued under a separate indenture (the "Junior Subordinated Indenture") also between Cigna Corporation and U.S. Bank National Association, as trustee. The Senior Indenture, Subordinated Indenture and the Junior Subordinated Indenture are sometimes referred to individually as an "Indenture" or collectively as the "Indentures."

        We sometimes refer below to specific sections of one or more of the Indentures. When we do so, we indicate where you can find the relevant section in the Indentures by noting the section number in parentheses. When we do refer to specific sections contained in the Indentures or terms defined in the Indentures, including important terms, which we capitalize here, we use them in this prospectus in the same way we use them in the Indentures, and you should refer to the Indentures themselves for detailed, specific, legal descriptions. In this section, "Description of Debt Securities," when we refer to "Cigna," we refer to Cigna Corporation, not including its consolidated subsidiaries.

        We have summarized some terms of the Indentures. The summary is not complete. The Indentures are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the Indentures for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.

Ranking

        The debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior and unsecured, unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt. The junior subordinated debt securities will have a junior position to all subordinated debt securities.

        Because a significant part of our operations are conducted through subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.

        In addition, holders of the debt securities will have a junior position to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of our subsidiary. Any claims of Cigna as the creditor of its subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

        In addition to general state law restrictions on payments of dividends and other distributions to shareholders applicable to all corporations, HMOs and insurance companies, including some of Cigna's direct and indirect subsidiaries, are subject to further state insurance regulations that, among other things, may require those companies to maintain certain levels of equity, and restrict the amount of dividends and other distributions that may be paid to Cigna.

Terms of the Debt Securities to be Described in the Prospectus Supplement

        The Indentures do not limit the amount of debt securities that we may issue under them. We may issue debt securities under the Indentures up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

  •
  whether the debt securities will be senior debt securities, subordinated debt securities or junior subordinated debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which the principal will be payable;

  •
  the interest rate, if any, and the method for calculating the interest rate;

  •
  the interest payment dates and the record dates for interest payments;

  •
  our right, if any, to defer payment of interest and the maximum length of this deferral period;

  •
  any mandatory or optional redemption terms or prepayment or sinking fund provisions;

  •
  the place where we will pay principal, interest and any premium;

  •
  the currency or currencies, if other than the currency of the United States, in which principal, interest and any premium will be paid;

  •
  if other than denominations of $1,000 or any integral multiples thereof, the denominations in which the debt securities will be issued;

  •
  whether the debt securities will be issued in the form of global securities;

  •
  additional provisions, if any, relating to the discharge of our obligations under the debt securities;

  •
  whether the amount of payment of principal (or premium, if any) or interest, if any, will be determined with reference to one or more indices;

  •
  the portion of the principal amount of the debt securities to be paid upon acceleration of maturity thereof;

  •
  any authenticating or paying agents, registrars or other agents; and

  •
  other specific terms, including any additional events of default, covenants or warranties. (Section 301)

Events of Default and Notice Thereof

        When we use the term "Event of Default" with respect to debt securities of any series we mean:

  •
  we fail to pay principal (including any sinking fund payment) of, or premium (if any) on, any debt security of that series when due;

  •
  we fail to pay interest, if any, on any debt security of that series when due and the failure continues for a period of 30 days;

  •
  in the case of senior debt securities or subordinated debt securities, we fail to perform in any material respect any covenant in an Indenture not specified in the previous two bullet points (other than a covenant included in an Indenture solely for the benefit of a different series of debt securities) and the failure to perform continues for a period of 90 days after receipt of a specified written notice to us; and

  •
  certain events of bankruptcy, insolvency, reorganization, receivership or liquidation of Cigna. (Section 501)

        An Event of Default with respect to debt securities of a particular series may not constitute an Event of Default with respect to debt securities of any other series of debt securities.

        If an Event of Default under an Indenture occurs with respect to the debt securities of any series and is continuing, then the Trustee or the holders of at least 25% in principal amount of the Outstanding Securities of that series may require us to repay immediately the entire principal amount (or, if the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Outstanding Securities of that series; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of Outstanding Securities of that series may rescind or annul such acceleration and its consequences. (Section 502)

        Each of the Indentures contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care (Section 601), to be indemnified by the holders of debt securities before proceeding to exercise any right or power under that Indenture at the request of such holders. (Section 603) Subject to these provisions in the Indentures for the indemnification of the Trustee and certain other limitations, the holders of a majority in aggregate principal amount of the debt securities of each affected series then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Sections 512 and 513)

        Each of the Indentures provides that the Trustee may withhold notice to the holders of the debt securities of any default (except in payment of principal (or premium, if any) or interest, if any) if the Trustee considers it in the interest of the holders of the debt securities to do so. (Section 602)

        Each of the Indentures provides that holders of at least 25% in aggregate principal amount of the Outstanding Securities of any series may seek to institute a proceeding with respect to the Indentures or for any remedy thereunder only after:

  •
  such holders previously gave notice to the Trustee of a continuing Event of Default,

  •
  such holders have made a written request to the Trustee,

  •
  such holders have offered an indemnity reasonably satisfactory to the Trustee to institute a proceeding, and

  •
  the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507)

These limitations do not apply, however, to a suit instituted by a Holder of a debt security for enforcement of payment of the principal of (or premium, if any) or interest, if any, on or after the respective due dates expressed in such debt security. (Section 508)

        Each of the Indentures contains a covenant under which we are required to furnish to the Trustee an annual statement as to the compliance with all conditions and covenants of the Indentures. (Section 1007)

Modification and Waiver

        Each of the Indentures (Section 901) provides that we, together with the Trustee, may enter into supplemental indentures without the consent of the holders of debt securities to:

  •
  evidence the assumption by another person of our obligations;

  •
  add covenants for the benefit of the holders of all or any series of debt securities;

  •
  add any additional Events of Default;

  •
  add or change an Indenture to permit or facilitate the issuance of debt securities in bearer form;

  •
  add to, change or eliminate a provision of an Indenture if such addition, change or elimination does not apply to a debt security created prior to the execution of such supplemental indenture or modify the rights of a Holder of any debt security with respect to such provision;

  •
  secure any debt security;

  •
  establish the form or terms of debt securities of any series;

  •
  evidence the acceptance of appointment by a successor Trustee;

  •
  add to any provision of an Indenture to the extent necessary to permit defeasance and discharge of any series of debt securities if such action does not adversely affect the interests of the holders of debt securities in any material respect;

  •
  cure any ambiguity or correct any inconsistency in an Indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of debt securities of any affected series in any material respect; or

  •
  conform an Indenture to any mandatory provision of law.

        Other amendments and modifications of an Indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the Outstanding Securities affected by the amendment or modification. However, no modification or amendment may, without the consent of the Holder of each Outstanding Security affected:

  •
  change the stated maturity of the principal of (or premium, if any) or any installment of principal or interest, if any, on any such debt security;

  •
  reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such debt security or the principal amount due upon acceleration of an Original Issue Discount Security;

  •
  change the place or currency of payment of principal of (or premium if any) or the interest, if any, on any such debt security;

  •
  impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

  •
  reduce the percentage of holders of debt securities necessary to modify or amend an Indenture;

  •
  in the case of the Subordinated Indenture and Junior Subordinated Indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities and junior subordinated debt securities respectively; or

  •
  modify the foregoing requirements or reduce the percentage of Outstanding Securities necessary to waive compliance with certain provisions of an Indenture or for waiver of certain defaults. (Section 902)

        The holders of at least a majority of the aggregate principal amount of the Outstanding Securities of any series may, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of an Indenture and may waive any past default under an Indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants. (Section 513)

Limitations on Liens on Common Stock of Designated Subsidiaries

        Each of the Indentures provides that so long as any of the debt securities issued under that Indenture remains outstanding, we will not, and we will not permit any of our Designated Subsidiaries to, issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, on any of the common stock of a Designated Subsidiary owned by us or by any of our Designated Subsidiaries, unless our obligations under the debt securities and, if we so elect, any other of our indebtedness ranking on a parity with, or prior to, the debt securities, shall be secured equally and ratably with, or prior to, such secured indebtedness for borrowed money so long as it is outstanding and is so secured. (Section 1005)

        "Designated Subsidiary" means Connecticut General Life Insurance Company and Life Insurance Company of North America, so long as it remains a Subsidiary, or any Subsidiary which is a successor of such Designated Subsidiary. (Section 101)

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into any other person (other than in a merger or consolidation in which we are the surviving person) or sell our property and assets as, or substantially as, an entirety to any person unless:

  •
  the person formed by the consolidation or with or into which we are merged or the person that purchases our properties and assets as, or substantially as, an entirety is a corporation organized and validly existing under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes Cigna's obligations on the debt securities under a supplemental indenture satisfactory to the Trustee;

  •
  immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing; and

  •
  a specified officers' certificate and opinion of counsel are delivered to the Trustee. (Section 801)

        Upon compliance with the foregoing provisions, the successor or purchaser will succeed to, and be substituted for Cigna under the Indentures with the same effect as if such successor or purchaser had been the original obligor under the debt securities, and thereafter Cigna will be relieved of all obligations and covenants under the Indentures and the debt securities. (Section 802)

Defeasance and Covenant Defeasance

        If we deposit, in trust, with the Trustee (or other qualifying trustee), sufficient cash or specified government obligations to pay the principal of (and premium, if any) and interest and any other sums due on the scheduled due date for the debt securities of a particular series, then at our option and subject to certain conditions (including the absence of an Event of Default):

  •
  we will be discharged from our obligations with respect to the debt securities of such series (which we refer to in this prospectus as a "legal defeasance"), or

  •
  we will no longer be under any obligation to comply with the covenants described above under "Limitations on Liens on Common Stock of Designated Subsidiaries" and "Consolidation, Merger and Sale of Assets", an Event of Default relating to any failure to comply with such covenants will no longer apply to us, and, for subordinated debt securities, the subordination provisions will no longer apply to us (which we refer to in this prospectus as a "covenant defeasance").

        If we exercise our legal defeasance option, payment of such debt securities may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, payment of such debt securities may not be accelerated by reference to the covenants from which we have been released or pursuant to Events of Default referred to above which are no longer applicable. If we fail to comply with our remaining obligations with respect to such debt securities under an Indenture after we exercise the covenant defeasance option and such debt securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and government obligations on deposit with the Trustee may be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Event of Default. However, we will remain liable for such payments. (Section 1006)

        Under current United States federal income tax laws, a legal defeasance would be treated as an exchange of the relevant debt securities in which holders of those debt securities might recognize gain or loss. Unless accompanied by other changes in the terms of the debt securities, a covenant defeasance generally should not be treated as a taxable exchange. In order to exercise our defeasance options, we must deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for Federal income tax purposes.

Subordination of Subordinated and Junior Subordinated Debt Securities

        Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the subordinated and junior subordinated debt securities.

        The subordinated debt securities and junior subordinated debt securities will, to the extent set forth in the Subordinated Indenture and Junior Subordinated Indenture respectively, be subordinate in right of payment to the prior payment in full of all Senior Debt (as defined below) of Cigna, including the senior debt securities. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Cigna, the holders of Senior Debt of Cigna will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt of Cigna before the holders of the subordinated debt securities or junior subordinated securities, as the case may be, will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the subordinated debt securities or junior subordinated securities, as the case may be. (Subordinated Indenture and Junior Subordinated Indenture Section 1301-02)

        If the maturity of any subordinated debt securities or junior subordinated debt securities is accelerated, the holders of all Senior Debt of Cigna outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities or junior subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated debt securities or junior subordinated debt securities, as the case may be. (Subordinated Indenture and Junior Subordinated Indenture Section 1303)

        No payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities or junior subordinated debt securities may be made if there shall have occurred and be continuing.

  •
  a default in the payment of principal of (or premium, if any) or interest on Senior Debt of Cigna, or

  •
  an event of default with respect to any Senior Debt of Cigna resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. (Subordinated Indenture and Junior Subordinated Indenture Section 1303)

        "Debt" means (without duplication and without regard to any portion of principal amount that has not accrued and to any interest component thereof (whether accrued or imputed) that is not due and payable) with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

  •
  every obligation of such person for money borrowed;

  •
  every obligation of such person evidenced by bonds, debentures, notes or other similar instruments;

  •
  every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person;

  •
  every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

  •
  every capital lease obligation of such person; and

  •
  every obligation of the type referred to in the previous five bullets of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise. (Subordinated Indenture and Junior Subordinated Indenture Section 101)

        With respect to either the subordinated debt securities or the junior subordinated debt securities, "Senior Debt" means with respect to any person the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such person to the extent that such claim for post-petition interest is allowed in such proceeding), on Debt of such person, whether incurred on or prior to the date of the Subordinated Indenture or Junior Subordinated Indenture, as the case may be, or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the subordinated debt securities or to the junior subordinated debt securities, as the case may be, or to other Debt of such person which is pari passu with, or subordinated to, the subordinated debt securities or the junior subordinated debt securities, as the case may be; provided, however, that Senior Debt with respect to the subordinated debt securities does not include the subordinated debt securities or junior subordinated debt securities; and provided further that Senior Debt with respect to the junior subordinated debt securities does not include the junior subordinated debt securities. (Subordinated Indenture and Junior Subordinated Indenture Section 101)

        The Subordinated Indenture and Junior Subordinated Indenture do not limit or prohibit the incurrence of additional Senior Debt of Cigna, which may include indebtedness that is senior to the subordinated and junior subordinated debt securities, but subordinate to other obligations of Cigna. The senior debt securities, when issued, will constitute Senior Debt of Cigna.

        At June 30, 2012, the Company had $4.9 billion of Senior Debt with respect to the senior debt securities outstanding, and no subordinated or junior subordinated debt securities outstanding.

        The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated and junior subordinated debt securities of a particular series.

Concerning our Relationship with the Trustee

        U.S. Bank National Association, will act as Trustee under our Senior Indenture, Subordinated Indenture and our Junior Subordinated Indenture. We maintain customary banking relationships in the ordinary course of business with the Trustee and its affiliates.

Governing Law

        Each of the Indentures is governed by and shall be construed in accordance with the internal laws of the State of New York.

FORM OF DEBT SECURITIES

        Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the Trustee. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities.

        We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. (Sections 204 and 305) We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

        So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable Indenture, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal (or premium, if any) and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither Cigna nor the Trustee nor any agent of Cigna or the Trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of these securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the global security or securities representing those securities. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the Trustee or relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

 DESCRIPTION OF CAPITAL STOCK

Description of Common Stock

        The Company is authorized to issue 600,000,000 shares of common stock, par value $0.25 per share, of which 288,363,488 shares were issued and outstanding at July 16, 2012.

        Holders of common stock are entitled to receive such dividends as the board of directors of the Company may from time to time declare. Payment of dividends on the common stock will at all times be subject to, among other things, prior satisfaction of dividend and sinking fund requirements, if any, of any series of preferred stock that may then be outstanding, and the availability of funds to the Company, which in turn may be subject to fixed payment obligations which the Company may incur in the future, and the ability of the Company's insurance subsidiaries to declare and pay dividends under applicable insurance regulatory requirements. No shares of preferred stock are outstanding as of the date of this prospectus.

        The Company's board of directors is divided into three classes, each elected for a term of three years. Directors may be removed only for cause. Holders of common stock have one vote per share and have no cumulative voting rights. Subject to the rights of creditors and the liquidation preferences of holders of preferred stock, the holders of common stock are entitled to share ratably in the remaining assets of the Company in the event of its voluntary or involuntary liquidation or dissolution. Holders of common stock have no preemptive rights. All shares of common stock presently outstanding are, and all such shares to be issued pursuant to this prospectus will be, fully paid and nonassessable.

        A majority vote of the outstanding common stock and any preferred stock entitled to vote, generally voting together as a single class, is required for the Company's shareholders to amend, repeal or adopt any charter provision or bylaw provision, except as related to the number, qualifications, election and term of office of the Directors, where 80% vote of the outstanding capital stock of the Company is required. Such provisions could inhibit a change of control in situations that the board of directors determines are not adequate or in the best interests of shareholders, or that do not meet specified fair price criteria and procedural conditions. In some circumstances, some or all shareholders could be denied the opportunity to realize a premium over the then-prevailing market price for the shares.

Description of Preferred Stock

        The Company's Restated Certificate of Incorporation authorizes the issuance of 25,000,000 shares of preferred stock, par value $1.00 per share. No shares of preferred stock are outstanding as of the date of this prospectus. The Company's preferred stock may be issued from time to time in one or more series, without shareholder approval, when authorized by the board of directors. Subject to limitations prescribed by law, the board of directors is authorized to determine the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued, and to fix the number of shares of each such series.

Section 203 of the Delaware General Corporation Law

        Section 203 of the Delaware General Corporation Law prohibits a defined set of transactions between a Delaware corporation, such as us, and an interested stockholder. An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term business combination is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder's proportionate share ownership in the corporation.

        This prohibition is effective unless:

  •
  the business combination is approved by the corporation's board of directors prior to the time the interested stockholder becomes an interested stockholder;

  •
  the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

  •
  the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        In general, the prohibitions do not apply to business combinations with persons who were shareholders before we became subject to Section 203.

Special By-Laws Provisions

        Our by-laws divide our board of directors into three classes of directors serving staggered, three-year terms. Vacancies, and newly-created directorships resulting from any increase in the size of our board, may be filled by our board, even if the directors then on the board do not constitute a quorum or only one director is left in office. These provisions, together with the provisions of Section 203 of the Delaware General Corporation Law, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our shareholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our shareholders might benefit from such a change in control or offer.

Transfer Agent and Registrar

        Computershare Shareowner Services LLC serves as the registrar and transfer agent for the common stock.

Stock Exchange Listing

        Our common stock is listed on the New York Stock Exchange under the trading symbol "CI".

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts for the purchase or sale of:

  •
  debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

  •
  currencies; or

  •
  commodities.

        Each purchase contract will entitle or obligate the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

        The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. The purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued or at settlement. Our obligation to settle any pre-paid purchase contracts on the relevant settlement date may constitute indebtedness.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

PLAN OF DISTRIBUTION

General

        Any of the securities being offered hereby and any accompanying prospectus supplement may be sold in any one or more of the following ways from time to time.

  •
  directly to purchasers;

  •
  through agents;

  •
  to or through underwriters;

  •
  through dealers;

  •
  directly to our shareholders; or

  •
  through a combination of any such methods of sale.

        We may also issue the securities as a dividend or distribution to our shareholders.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

        If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public. If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

        We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

        If a dealer is used in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and their terms of the transaction will be set forth in the prospectus supplement relating thereto.

        Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. We may also offer securities through agents in connection with a distribution to our shareholders of rights to purchase such securities. The terms of any such sales will be described in the prospectus supplement relating thereto.

        We may offer our equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

        Pursuant to any standby underwriting agreement entered into in connection with a subscription rights offering to our shareholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the subscription rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any subscription rights, any standby underwriters in a subscription rights offering to our shareholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of subscription rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such subscription rights, the underwriters may offer securities of the type underlying the subscription rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the subscription rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by us. If we do not enter into a standby underwriting arrangement in connection with a subscription rights offering to our shareholders, we may elect to retain a dealer-manager to manage such a subscription rights offering for us. Any such dealer-manager may offer securities of the type underlying the subscription rights acquired or to be acquired pursuant to the purchase and exercise of subscription rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

        If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

        Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

        Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under Regulation M. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the securities in connection with an offering of securities, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

        Unless otherwise specified in the applicable prospectus supplement, each series of securities, other than our common stock that is listed on the New York Stock Exchange, will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given as to the liquidity of, or activity in, the trading market for any of the securities.

        Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us, our subsidiaries in the ordinary course of business.

        The anticipated date of delivery of securities will be set forth in the applicable prospectus supplement relating to each offer.

VALIDITY OF SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, the validity of our debt securities, common stock, preferred stock, warrants, purchase contracts and units will be passed upon for us by Davis Polk & Wardwell LLP.

EXPERTS

        The consolidated financial statements, financial statement schedules and management's assessment of internal controls over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Current Report on Form 8-K filed on August 8, 2012, which provides updates to the Company's Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ERISA MATTERS

        Cigna and certain of its affiliates, including Connecticut General Life Insurance Company and Life Insurance Company of North America, may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Code, with respect to many employee benefit plans subject to Title I of ERISA or Section 4975 of the Code or entities deemed to hold the assets of such Plans (each, a "Plan"). Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if securities are acquired by a Plan with respect to which Cigna or any of its affiliates is a service provider, unless such securities are acquired pursuant to an exemption for transactions effected on behalf of such Plan by a "qualified professional asset manager" or pursuant to any other available statutory, class or individual exemption. In addition, certain governmental, church and non-U.S. plans are subject to federal, state, local or non-U.S. laws that are substantially similar to Section 406 of ERISA or Section 4975 of the Code ("Similar Laws"). Therefore, each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase or holding thereof that either (i) it is not and is not using the assets of any Plan or any plan subject to Similar Laws or (ii) its purchase and holding of the securities or any interest therein will not constitute or result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or in a similar violation of Similar Laws.

        Any Plan or plan subject to Similar Laws proposing to invest in the securities should consult with its legal counsel. The sale of the securities offered hereunder to any Plan or plan subject to Similar Laws is in no respect a representation by Cigna or any of its affiliates that such an investment is appropriate for or meets all relevant legal requirements with respect to investments by any such Plan or plan subject to Similar Laws generally or any particular Plan or plan subject to Similar Laws.

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Cigna Corporation

        % Senior Notes due 2025

Prospectus Supplement

BofA Merrill Lynch
J.P. Morgan
HSBC
Wells Fargo Securities

          , 2015